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                                                                  EXECUTION COPY

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                           IRON MOUNTAIN INCORPORATED

                                      AND

                             THE BANK OF NEW YORK,
                                   as Trustee

                    8 5/8% Senior Subordinated Notes due 2013

                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of April 3, 2001

                                       TO

                             SUBORDINATED INDENTURE

                           Dated as of April 3, 2001

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                                TABLE OF CONTENTS

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ARTICLE 1. DEFINITIONS.........................................................1

   Section 1.1.    Definitions.................................................1

ARTICLE 2. FORM AND TERMS OF THE NOTES........................................19

   Section 2.1.    Form and Dating............................................19
   Section 2.2.    Execution and Authentication...............................20
   Section 2.3.    Depository and Paying Agent for Notes......................20
   Section 2.4.    Transfer and Exchange of Notes.............................20
   Section 2.5.    Redemption.................................................22
   Section 2.6.    Covenants..................................................25
      (a)  Reports............................................................25
      (b)  Restricted Payments................................................25
      (c)  Incurrence of Indebtedness and Issuance of Preferred Stock.........28
      (d)  Liens..............................................................29
      (e)  Dividend and Other Payment Restrictions Affecting Restricted
           Subsidiaries.......................................................29
      (f)  Transactions with Affiliates.......................................31
      (g)  Certain Senior Subordinated Debt...................................32
      (h)  Additional Subsidiary Guarantees...................................32
      (i)  Designation of Unrestricted Subsidiaries...........................33
      (j)  Limitation on Sale and Leaseback Transactions......................34
      (k)  Asset Sales........................................................35
      (l)  Change of Control Offer............................................37
      (m)  Corporate Existence................................................38
   Section 2.7.    Mergers, Consolidations or Sale of Assets..................39
   Section 2.8.    Events of Default..........................................40
   Section 2.9.    Acceleration...............................................41
   Section 2.10.   Amendments and Waivers.....................................42
   Section 2.11.   Subsidiary Guarantees......................................45
   Section 2.12.   Legal Defeasance and Covenant Defeasance...................45
   Section 2.13    Subordination..............................................45

ARTICLE 3. MISCELLANEOUS......................................................46

   Section 3.1.    Effect of Headings.........................................46
   Section 3.2.    Successors and Assigns.....................................46
   Section 3.3.    Separability Clause........................................47
   Section 3.4.    Governing Law..............................................47
   Section 3.5     First Supplement to Supersede Indenture....................47

EXHIBITS

Exhibit A         FORM OF NOTES
Exhibit B         FORM OF SUPPLEMENTAL INDENTURE
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            THIS FIRST SUPPLEMENTAL INDENTURE, dated as of April 3, 2001 ("First
Supplemental Indenture"), is by and among IRON MOUNTAIN INCORPORATED, a Pennsylvania corporation, having its principal office at 745 Atlantic Avenue, Boston, Massachusetts 02111, the Guarantors signatory hereto and THE BANK OF NEW YORK, a New York banking corporation, as trustee, having its principal corporate trust office at 101 Barclay Street, 21st Floor, New York, NY 10286.

                                   WITNESSETH:

            WHEREAS, the Company and The Bank of New York, acting as trustee, executed and delivered a Subordinated Indenture, dated as of April 3, 2001 (the "Indenture"), to provide for the issuance by the Company from time to time of Securities to be issued in one or more series as provided in the Indenture;

            WHEREAS, the issuance and sale of up to $500,000,000 aggregate principal amount of a series of the Company's Securities (the "Notes") have been authorized by resolutions adopted by the Board of Directors of the Company on March 6, 2001;

            WHEREAS, the Company desires to issue and sell $225,000,000 aggregate principal amount of the Notes on the date hereof;

            WHEREAS, the Company desires to enter into this First Supplemental Indenture pursuant to Section 9.1(e) of the Indenture to supplement the Indenture to establish the form and terms of the Notes; and

            NOW, THEREFORE, for and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the parties hereto hereby enter into this First Supplemental Indenture, for the equal and proportionate benefit of all Holders of Notes, as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

Section 1.1. Definitions.

            (a) All of the terms used in this First Supplemental Indenture which are defined in the Indenture shall have the meanings specified in the Indenture, unless otherwise defined herein (in which case they shall have the meanings defined herein for the purposes of the Indenture as well as for the First Supplemental Indenture) or unless the context otherwise requires, and for the purposes of this First Supplemental Indenture, the following terms have the meanings set forth in this Section:

            "Acquired Debt" means, with respect to any specified Person:

            (1) Indebtedness of any other Person, existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and

            (2) Indebtedness encumbering any asset acquired by such specified Person.

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            "Acquisition EBITDA" means, as of any date of determination, with respect to an Acquisition EBITDA Entity, the sum of:

            (1) EBITDA of such Acquisition EBITDA Entity for its last fiscal quarter for which financial statements are available at such date of determination (adjusted to give pro forma effect to any acquisition or disposition of a business or Person by such Acquisition EBITDA Entity consummated during the period covered by, or after the date of, such quarterly financial statements), multiplied by four (or if such quarterly statements are not available, EBITDA for the most recent fiscal year for which financial statements are available), plus

            (2) projected quantifiable improvements in operating results (on an annualized basis) due to cost reductions calculated in good faith by the Company or one of its Restricted Subsidiaries, as certified by an Officers' Certificate filed with the Trustee, without giving effect to any operating losses of the acquired Person.

            "Acquisition EBITDA Entity" means, as of any date of determination, a business or Person:

            (1) which has been acquired by the Company or one of its Restricted Subsidiaries and with respect to which financial results on a consolidated basis with the Company have not been made available for an entire fiscal quarter or

            (2) which is to be acquired in whole or in part with Indebtedness, the incurrence of which will require the calculation on such date of the Acquisition EBITDA of such Acquisition EBITDA Entity for purposes of Section 4.8 of the Indenture.

                  "Additional Notes" means up to $275,000,000 aggregate principal amount of the Company's 8 5/8% Senior Subordinated Notes due 2013 (other than the Initial Notes) issued under this First Supplemental Indenture in accordance with Section 2.2 hereof as part of the same series as the Initial Notes.

            "Adjusted EBITDA" means, as of any date of determination and without duplication, the sum of:

            (1) EBITDA of the Company and its Restricted Subsidiaries for the most recent fiscal quarter for which internal financial statements are available at such date of determination, multiplied by four and

            (2) Acquisition EBITDA of each business or Person that is an Acquisition EBITDA Entity as of such date of determination, multiplied by a fraction, (i) the numerator of which is three minus the number of months (and/or any portion thereof) in such most recent fiscal quarter for which the financial results of such Acquisition EBITDA Entity are included in the EBITDA of the Company and its Restricted Subsidiaries under clause (1) above, and (ii) the denominator of which is three.


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The effects of unusual items, including merger-related expenses permitted to be shown as a separate line item on a statement of operations in accordance with GAAP, or non-recurring items in respect of the Company, a Restricted Subsidiary or an Acquisition EBITDA Entity occurring in any period shall be excluded in the calculation of Adjusted EBITDA.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

            "Agent Members" means members of, or participants in, the Depository.

            "Attributable Indebtedness" in respect of a Sale and Leaseback Transaction means, as of the time of determination, the greater of:

            (1) the fair market value of the property subject to such arrangement (as determined by the Board of Directors of the Company) and

            (2) the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining terms of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

            "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

            "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

            "Cash Equivalents" means:

            (1) securities with maturities of one year or less from the date of acquisition, issued, fully guaranteed or insured by the United States Government or any agency thereof;

            (2) certificates of deposit, time deposits, overnight bank deposits, bankers acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition;


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            (3)   commercial paper of an issuer rated at least A-2 by Standard &
                  Poor's Rating Group, a division of McGraw Hill, Inc., or P-2 by Moody's Investors Service, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments and having maturities of 270 days or less from the date of acquisition;

            (4) money market accounts or funds with or issued by Qualified Issuers; and

            (5) Investments in money market funds substantially all of the assets of which are comprised of securities and other obligations of the types described in clauses (1) through (3) above.

            "Change of Control" means the occurrence of any of the following events:

            (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principal Stockholders (or any of them), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
                  Act), directly or indirectly, of more than a majority of the voting power of all classes of Voting Stock of the Company;

            (2) the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation) or is converted into or exchanged for (A) Voting Stock (other than Disqualified Stock) of the surviving or transferee Person or (B) cash, securities and other property (other than Capital Stock described in the foregoing clause (A)) of the surviving or transferee Person in an amount that could be paid as a Restricted Payment pursuant to Section 2.6(b) of this First Supplemental Indenture (Section 4.7 of the Indenture) and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principal Stockholders (or any of them), is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than a majority of the total outstanding Voting Stock of the surviving or transferee Person;

            (3) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved)


                                       4
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                  cease for any reason to constitute a majority of the Board of
                  Directors then in office; or

            (4) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Section 2.7 of the First Supplemental Indenture (Section 5.1 of the Indenture).

            "Consolidated Adjusted Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding:

            (1) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto);

            (2) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales;

            (3) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions by such Person during such period; and

            (4) the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination.

            "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Interest Expense" means, for any period, without duplication, the sum of:

            (1) the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation:

                  (i)   amortization of debt discount;

                  (ii) the net cost of interest rate contracts (including amortization of discounts);

                  (iii) the interest portion of any deferred payment obligation;

                  (iv)  amortization of debt issuance costs; and


                                       5
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                  (v)   the interest component of Capital Lease Obligations of
                        the Company and its Restricted Subsidiaries; plus

            (2) all interest on any Indebtedness of any other Person guaranteed and paid by the Company or any of its Restricted Subsidiaries;

provided, however, that Consolidated Interest Expense will not include any gain or loss from extinguishment of debt, including write-off of debt issuance costs.

            "Consolidated Non-Cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries (including without limitation any minority interest) reducing Consolidated Adjusted Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge to the extent that it requires an accrual of or reserve for cash charges for any future period).

            "Credit Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the lenders party to the Credit Agreement, and The Chase Manhattan Bank Canada, in its capacity as Canadian administrative agent for the lenders party to the Credit Agreement, or any successor or successors party thereto.

            "Credit Agreement" means that certain Fourth Amended and Restated Credit Agreement dated as of August 14, 2000, as amended, among the Company, IM Canada, the lenders party thereto and the Credit Agent, as further amended, restated, supplemented, modified, renewed, refunded, increased, extended, replaced or refinanced from time to time.

            "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

            "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by
Section 2.15 of the Indenture.

            "Designated Senior Debt" means:

            (1)   Senior Bank Debt and

            (2) other Senior Debt the principal amount of which is $50.0 million or more at the date of designation by the Company in a written instrument delivered to the Trustee.

Senior Debt designated as Designated Senior Debt pursuant to clause (2) shall cease to be Designated Senior Debt at any time that the aggregate principal amount thereof outstanding is $10.0 million or less.

            "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, for cash or other property (other than Capital Stock that is not Disqualified Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, in each case on or prior to the stated maturity of the Notes.


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            "Dollars" and "$" mean lawful money of the United States of America.

            "EBITDA" means for any period Consolidated Adjusted Net Income for such period increased by:

            (1)   Consolidated Interest Expense for such period; plus

            (2)   Consolidated Income Tax Expense for such period; plus

            (3)   Consolidated Non-Cash Charges for such period.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Equity Proceeds" means:

            (1) with respect to Equity Interests (or debt securities converted into Equity Interests) issued or sold for cash Dollars, the aggregate amount of such cash Dollars and

            (2) with respect to Equity Interests (or debt securities converted into Equity Interests) issued or sold for any consideration other than cash Dollars, the aggregate Market Price thereof computed on the date of the issuance or sale thereof.

            "Excluded Restricted Subsidiary" means any Restricted Subsidiary organized under the laws of a jurisdiction other than the United States (as defined in Regulation S under the Securities Act) and that has not delivered a Subsidiary Guarantee.

            "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than under the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

            "Global Note" means a permanent global Note that contains the paragraph referred to in Section 2.15 of the Indenture and the additional Schedule of Exchanges of Notes to the form of the Note attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depository.

            "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

            "Guarantee" means, as applied to any obligation:

            (1) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and


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            (2)   an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the obligation to reimburse amounts drawn down under letters of credit securing such obligations.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

            (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and

            (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

            "IM Canada" means Iron Mountain Canada Corporation, a Wholly Owned Subsidiary of the Company, formerly known as Pierce Leahy Canada Company.

            "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent:

            (1)   every obligation of such Person for money borrowed;

            (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (3) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

            (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services;

            (5) every Capital Lease Obligation and every obligation of such Person in respect of Sale and Leaseback Transactions that would be required to be capitalized on the balance sheet in accordance with GAAP;

            (6) all Disqualified Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price, plus accrued and unpaid dividends (unless included in such maximum repurchase price);

            (7) all obligations of such Person under or with respect to Hedging Obligations which would be required to be reflected on the balance sheet as a liability of such Person in accordance with GAAP; and

            (8) every obligation of the type referred to in clauses (1) through (7) of another Person and dividends of another Person the payment of which, in either case, such Person has guaranteed.


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            For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness is required to be determined pursuant to the First Supplemental Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person shall not be considered Indebtedness for purposes of this definition. The amount outstanding at any time of any Indebtedness issued with original issue discount is the aggregate principal amount at maturity of such Indebtedness, less the remaining unamortized portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP.

            "Initial Notes" means the first $225,000,000 aggregate principal amount of 8 5/8% Senior Subordinated Notes due 2013 that are issued under the First Supplemental Indenture, as amended or supplemented from time to time pursuant to the Indenture.

            "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "Leverage Ratio" means, at any date, the ratio of:

            (1) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, to

            (2) Adjusted EBITDA, after giving pro forma effect, without duplication, to

                  (i) the incurrence, repayment or retirement of any Indebtedness by the Company or its Restricted Subsidiaries since the last day of the most recent full fiscal quarter of the Company;

                  (ii) if the Leverage Ratio is being determined in connection with the incurrence of Indebtedness by the Company or a Restricted Subsidiary, such Indebtedness; and

                  (iii) the Indebtedness to be incurred in connection with the acquisition of any Acquisition EBITDA Entity.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any

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filing of or agreement to give any financing statement under the Uniform
Commercial Code, or equivalent statutes, of any jurisdiction).

            "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of:

            (1) the present value of the remaining principal, premium and interest payments that would be payable with respect to such
                  Note if such Note were redeemed on April 1, 2006, computed using a discount rate equal to the Treasury Rate plus 75 basis points over

            (2)   the outstanding principal amount of such Note.

            "Make-Whole Average Life" means, with respect to any date of redemption of Notes, the number of years (calculated to the nearest one-twelfth) from such redemption date to April 1, 2006.

            "Make-Whole Price" means, with respect to any Note, the greater of:

            (1) the sum of the principal amount of and Make-Whole Amount with respect to such Note and

            (2)   the redemption price of such Note on April 1, 2006.

            "Market Price" means:

            (1) with respect to the calculation of Equity Proceeds from the issuance or sale of debt securities which have been converted into Equity Interests, the value received upon the original issuance or sale of such converted debt securities, as determined reasonably and in good faith by the Board of Directors and

            (2) with respect to the calculation of Equity Proceeds from the issuance or sale of Equity Interests, the average of the daily closing prices for such Equity Interests for the 20 consecutive trading days preceding the date of such computation.

            The closing price for each day shall be:

            (1) if such Equity Interests are then listed or admitted to trading on the New York Stock Exchange, the closing price on the NYSE Consolidated Tape (or any successor consolidated tape reporting transactions on the New York Stock Exchange) or, if such composite tape shall not be in use or shall not report transactions in such Equity Interests, or if such Equity Interests shall be listed on a stock exchange other than the New York Stock Exchange (including for this purpose the Nasdaq National Market), the last reported sale price regular way for such day, or in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which such Equity Interests are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of such Equity Interests have been traded during such 20 consecutive trading days); or

            (2) if such Equity Interests are not listed or admitted to trading on any such exchange, the average of the closing bid and asked prices thereof in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System or any successor system, or if not included therein, the average of the closing bid and asked prices thereof furnished by two members of the National Association of Securities Dealers selected reasonably and in good faith by the Board of Directors for that purpose. In the absence of one or more such quotations, the Market Price for such Equity Interests shall be determined reasonably and in good faith by the Board of Directors.

            "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, which amount is equal to the excess, if any, of:

            (1) the cash received by the Company or such Restricted Subsidiary (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such disposition, over

            (2)   the sum of:

                  (i) the amount of any Indebtedness which is secured by such asset and which is required to be repaid in connection with the disposition thereof; plus

                  (ii) the reasonable out-of-pocket expenses incurred by the Company or such Restricted Subsidiary, as the case may be, in connection with such disposition or in connection with the transfer of such amount from such Restricted Subsidiary to the Company; plus

                  (iii) provisions for taxes, including income taxes,
                        attributable to the disposition of such asset or attributable to required prepayments or repayments of Indebtedness with the proceeds thereof; plus

                  (iv) if the Company does not first receive a transfer of such amount from the relevant Restricted Subsidiary with respect to the disposition of an asset by such Restricted Subsidiary and such Restricted Subsidiary intends to make such transfer as soon as practicable, the out-of-pocket expenses and taxes that the Company reasonably estimates will be incurred by the Company or such Restricted Subsidiary in connection with such transfer at the time such transfer is expected to be received by the Company (including, without limitation, withholding taxes on the remittance of such amount).

            "Notes" has the meaning assigned to it in the preamble to this First Supplemental Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this First Supplemental Indenture and the Indenture.

            "Obligations" means any principal, interest (including post-petition interest, whether or not allowed as a claim in any proceeding), penalties, fees, costs, expenses, indemnifications, reimbursements, damages and other liabilities payable under or in connection with any Indebtedness.

            "Officers' Certificate" means a certificate signed, unless otherwise specified, by any two of the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Financial Officer, the Controller, or an Executive Vice President of the Company, and delivered to the Trustee.

            "Permitted Investments" means:

            (1) any Investments in the Company or in a Restricted Subsidiary (other than an Excluded Restricted Subsidiary) of the Company, including without limitation the Guarantee of Indebtedness permitted under Section 2.6(c) of the First Supplemental Indenture (Section 4.8 of the Indenture);

            (2)   any Investments in Cash Equivalents;

            (3) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment;

                  (i) such Person becomes a Restricted Subsidiary (other than an Excluded Restricted Subsidiary) of the Company or

                  (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary (other than an Excluded Restricted Subsidiary) of the Company;

            (4) Investments in assets (including accounts and notes receivable) owned or used in the ordinary course of business;

            (5) Investments for any purpose related to the Company's records and information management business (including, without limitation, the Company's confidential destruction and fulfillment businesses) in an aggregate outstanding amount not to exceed $10.0 million; and

            (6) Investments by the Company or a Restricted Subsidiary (other than an Excluded Restricted Subsidiary) in one or more Excluded Restricted Subsidiaries, the aggregate outstanding amount of which does not exceed 10% of the consolidated assets of the Company and its Restricted Subsidiaries.

            "Permitted Liens" means:

            (1)   Liens existing as of the date hereof;

            (2) Liens on property or assets of the Company or any Restricted Subsidiary securing Senior Debt;

            (3) Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any Wholly Owned Restricted Subsidiary;

            (4)   Liens securing the Notes or the Guarantees;

            (5) any interest or title of a lessor under any Capital Lease Obligation or Sale and Leaseback Transaction so long as the Indebtedness, if any, secured by such Lien does not exceed the principal amount of Indebtedness permitted under Section 2.6(c) of the First Supplemental Indenture (Section 4.8 of the Indenture);

            (6) Liens securing Acquired Debt created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that such Lien does not extend to any property or assets of the Company or any Restricted Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Debt;

            (7) Liens securing Hedging Obligations permitted to be incurred pursuant to clause (7) of Section 2.6(c) of the First Supplemental Indenture (clause (7) of Section 4.8 of the Indenture);

            (8) Liens arising from purchase money mortgages and purchase money security interests, or in respect of the construction of property or assets, incurred in the ordinary course of the business of the Company or a Restricted Subsidiary; provided that (i) the related Indebtedness is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired or constructed and (ii) the Lien securing such Indebtedness is created within 60 days of such acquisition or construction;

            (9) statutory Liens or landlords' and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as is then required in conformity with GAAP shall have been made therefor;

            (10) Liens for taxes, assessments, government charges or claims with respect to amounts not yet delinquent or that are being contested in good faith by appropriate proceedings diligently conducted, if a reserve or other appropriate provision, if any, as is required in conformity with GAAP has been made therefor;

            (11) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money);

            (12) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary incurred in the ordinary course of business;

            (13) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

            (14)  Liens arising under options or agreements to sell assets;

            (15) other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $10.0 million in the aggregate at any one time outstanding; and

            (16) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (15); provided that any such extension, renewal or replacement shall not extend to any additional property or assets.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Principal Stockholders" means each of Vincent J. Ryan, Schooner Capital LLC, C. Richard Reese, Kent P. Dauten, B. Thomas Golisano and their respective Affiliates.

            "Qualified Equity Offering" means an offering of Capital Stock, other than Disqualified Stock, of the Company for Dollars, whether registered or exempt from registration under the Securities Act.

            "Qualified Issuer" means:

            (1)   any lender party to the Credit Agreement or

            (2)   any commercial bank:

                  (i) which has capital and surplus in excess of $500,000,000 and

                  (ii) the outstanding short-term debt securities of which are rated at least A-2 by Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. or at least P-2 by Moody's Investors Service, or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

            "Qualifying Sale and Leaseback Transaction" means any Sale and Leaseback Transaction between the Company or any of its Restricted Subsidiaries and any bank, insurance company or other lender or investor providing for the leasing to the Company or such Restricted Subsidiary of any property (real or personal) which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor and where the property in question has been constructed or acquired after the date of the First Supplemental Indenture.

            "Refinancing Indebtedness" means new Indebtedness incurred or given in exchange for, or the proceeds of which are used to repay, redeem, defease, extend, refinance, renew, replace or refund, other Indebtedness; provided, however, that:

            (1) the principal amount of such new Indebtedness shall not exceed the principal amount of Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded (plus the amount of fees, premiums, consent fees, prepayment penalties and expenses incurred in connection therewith);

            (2) such Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded or shall mature after the maturity date of the Notes;

            (3) to the extent such Refinancing Indebtedness refinances Indebtedness that has a final maturity date occurring after the initial scheduled maturity date of the Notes, such new Indebtedness shall have a final scheduled maturity not earlier than the final scheduled maturity of the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded and shall not permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder of the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded;

            (4) to the extent such Refinancing Indebtedness refinances Indebtedness subordinate to the Notes, such Refinancing Indebtedness shall be subordinated in right of payment to the Notes and to the extent such Refinancing Indebtedness refinances Notes or Indebtedness pari passu with the Notes, such Refinancing Indebtedness shall be pari passu with or subordinated in right of payment to the Notes, in each case on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded; and

            (5) with respect to Refinancing Indebtedness incurred by a Restricted Subsidiary, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Subsidiary Guarantee of such Restricted Subsidiary as the Indebtedness being extended, refinanced, renewed, replaced or refunded.

            "Restricted Subsidiary" means:

            (1) each direct or indirect Subsidiary of the Company existing on the date of the First Supplemental Indenture (other than Iron Mountain (Netherlands) B.V. and its subsidiaries (including Iron Mountain Europe Limited), Iron Mountain Cayman Ltd. and its subsidiaries, Iron Mountain Mexico, S.A. de R.L. de C.V., PLRH Inc. and Upper Providence Venture I, L.P.) and

            (2) any other direct or indirect Subsidiary of the Company formed, acquired or existing after the date of the First Supplemental Indenture (including an Excluded Restricted Subsidiary),

which, in the case of (1) or (2), is not designated by the Board of Directors as an "Unrestricted Subsidiary."

            "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which a Person sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

            "Senior Bank Debt" means all Obligations outstanding under or in connection with the Credit Agreement (including Guarantees of such Obligations by Subsidiaries of the Company).

            "Senior Debt" means:

            (1)   the Senior Bank Debt and

            (2) any other Indebtedness permitted to be incurred by the Company or any Restricted Subsidiary, as the case may be, under the terms of the First Supplemental Indenture or the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is:

                  (i) on a parity with or subordinated in right of payment to the Notes or

                  (ii) subordinated to Senior Debt on terms substantially similar to those of the Notes.

            Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include:

            (1) any liability for federal, state, local or other taxes owed or owing by the Company;

            (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

            (3)   any trade payables; or

            (4) any Indebtedness that is incurred in violation of the First Supplemental Indenture or the Indenture, provided that such Indebtedness shall be deemed not to have been incurred in violation of the First Supplemental Indenture or the Indenture for purposes of this clause (4) if, in the case of any obligations under the Credit

                  Agreement, the holders of such obligations or their agent or representative shall have received a representation from the Company to the effect that the incurrence of such Indebtedness does not violate the provisions of the First Supplemental Indenture or the Indenture.

            "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

            "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

            "Treasury Rate" means, at any time of computation, the yield to maturity at such time (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two business days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) of United States Treasury securities with a constant maturity most nearly equal to the Make-Whole Average Life; provided, however, that if the Make-Whole Average Life is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

            "Unrestricted Subsidiary" means:

            (1) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with Section 2.6(i) of the First Supplemental Indenture (Section 4.14 of the Indenture) and

            (2)   any Subsidiary of an Unrestricted Subsidiary.

As of the date hereof, the following Subsidiaries of the Company have been designated as Unrestricted Subsidiaries: Iron Mountain (Netherlands) B.V. and its subsidiaries (including Iron Mountain Europe Limited), Iron Mountain Cayman Ltd. and its subsidiaries, Iron Mountain Mexico, S.A. de R.L. de C.V., PLRH Inc. and Upper Providence Venture I, L.P.

            "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (1) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

            (2)   the then outstanding principal amount of such Indebtedness.

            "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of the Company all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by the Company or by one or more Wholly Owned Restricted Subsidiaries of the Company.

            "1996 Indenture Date" means October 1, 1996.

            "1999 Indenture Date" means April 26, 1999.

            "8 1/8% Notes" means IM Canada's 8 1/8% Senior Notes due 2008 issued pursuant to the Indenture dated as of April 7, 1998, by and among IM Canada, as issuer, the Company and The Bank of New York, as trustee. The 8 1/8% Notes have been guaranteed by the Company and certain of its Subsidiaries (including, without limitation, the Guarantors) on a senior subordinated basis.

            "8 1/4% Notes" means the Company's 8 1/4% Senior Subordinated Notes due 2011 issued pursuant to the Indenture dated April 26, 1999, by and among the Company, certain of its subsidiaries and The Bank of New York, as trustee.

            "8 3/4% Notes" means the Company's 8 3/4% Senior Subordinated Notes due 2009 issued pursuant to the Indenture dated October 24, 1997, by and among the Company, certain of its subsidiaries and The Bank of New York, as trustee.

            "9 1/8% Notes" means the Company's 9 1/8% Senior Subordinated Notes due 2007, issued pursuant to the Indenture dated as of July 7, 1997, by and between the Company, as issuer, and The Bank of New York, as trustee.

            "10 1/8% Notes" means the Company's 10 1/8% Senior Subordinated Notes due 2006 issued pursuant to the Indenture dated October 1, 1996, by and among the Company, certain of its subsidiaries and First Bank National Association, as trustee.

            "11 1/8% Notes" means the Company's 11 1/8% Senior Subordinated Notes due 2006 issued pursuant to the Indenture dated as of July 15, 1996, between the Company, as issuer, and United States Trust Company of New York, as trustee.

            (b)   Other Definitions.

            The definitions of the following terms may be found in the Sections indicated as follows:

                  Term                                        Defined in Section

                  "Affiliate Transaction"                     2.6(f)


                                       18

                  "Asset Sale"                                2.6(k)
                  "Asset Sale Offer"                          2.6(k)
                  "Bankruptcy Law"                            2.8
                  "Change of Control Offer"                   2.6(l)
                  "Change of Control Payment"                 2.6(l)
                  "Change of Control Payment Date"            2.6(l)
                  "Commencement Date"                         2.6(k)
                  "Custodian"                                 2.8
                  "DTC"                                       2.3
                  "Event of Default"                          6.1
                  "Excess Proceeds"                           2.6(k)
                  "First Supplemental Indenture"              Preamble
                  "incur"                                     2.6(c)
                  "Indenture"                                 Preamble
                  "Restricted Payments"                       2.6(b)

                                   ARTICLE 2.

                           FORM AND TERMS OF THE NOTES

Section 2.1. Form and Dating.(a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

            The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of the First Supplemental Indenture and the Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of the First Supplemental Indenture and the Indenture (or in the case of any Guarantor that becomes such after the date hereof, a supplemental indenture pursuant to Section 2.6(h) of this First Supplemental Indenture (Section 4.13 of the Indenture)), expressly agree to such terms and provisions and to be bound thereby.

            (b) Global Notes. Notes shall be issued initially in the form of the Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depository at its New York office, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

            The Global Notes shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of the Global Notes to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Service Agent, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.4 of this First Supplemental Indenture.

            Except as set forth in Section 2.4 of this First Supplemental Indenture, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

            (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to the Global Notes deposited with or on behalf of the Depository.

            The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depository or the nominee of the Depository and
(ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Service Agent.

            Agent Members shall have no rights either under the First Supplemental Indenture or the Indenture with respect to any Global Notes held on their behalf by the Depository or by the Service Agent or under such Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Notes for all purposes whatsoever.

            (d) Definitive Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in Section 2.15.3 of the Indenture). Except as provided in
Section 2.4, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated Securities.

Section 2.2. Execution and Authentication.

            The Trustee shall, upon a written order of the Company signed by an Officer, authenticate up to $225,000,000 aggregate principal amount of Initial Notes and up to $275,000,000 of Additional Notes.

Section 2.3. Depository and Paying Agent for Notes.

            The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Service Agent with respect to the Global Notes.

Section 2.4. Transfer and Exchange of Notes.

            (a) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the First Supplemental Indenture and the Indenture and the procedures of the Depository therefor. Beneficial interests in the Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Notes.

            (b) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request:

                  (x)   to register the transfer of the Definitive Notes; or

                  (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing.

            (c) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of the First Supplemental Indenture or the Indenture (other than the provisions set forth in subsection (d) of this Section 2.4), the Global Notes may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            (d) Authentication of Definitive Notes in Absence of Depository. If at any time:

                  (i) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                  (ii) the Company at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under the First Supplemental Indenture and the Indenture, then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

            (e) Cancellation and/or Adjustment of the Global Notes. At such time as all beneficial interests in the Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or canceled, the Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section
2.12 of the Indenture. At any time prior to such cancellation, if any beneficial interest in the Global Notes is exchanged for Definitive Notes, redeemed, repurchased or canceled, the aggregate principal amount of Notes represented by the Global Notes shall be reduced accordingly and an endorsement shall be made on the Global Notes, by the Trustee or the Service Agent, at the direction of the Trustee, to reflect such reduction. A Definitive Note may be exchanged for a beneficial interest in the Global Note only upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note; in which case the Trustee shall cancel such Definitive Note and cause the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Note is then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Note in the appropriate principal amount.

            (f) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and the Global Notes at the Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.4 of this First Supplemental Indenture).

                  (iii) All Definitive Notes and the Global Notes issued upon any registration of transfer or exchange of Definitive Notes or the Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the First Supplemental Indenture and the Indenture, as the Definitive Notes or the Global Notes surrendered upon such registration of transfer or exchange.

                  (iv) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, the Company and any Guarantor may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes, including receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent, the Company nor any Guarantor shall be affected by notice to the contrary.

                  (v) The Trustee shall authenticate Definitive Notes and the Global Notes in accordance with the provisions of
                        Section 2.2 of the First Supplemental Indenture and
                        Section 2.3 of the Indenture.

Section 2.5. Redemption.

            With respect to the Notes issued under this First Supplemental Indenture, the following Sections supplement Article III of the Indenture:

            Section 3.7. Optional Redemption.

            Prior to April 1, 2006, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the Make-Whole Price, plus accrued and unpaid interest, to but excluding the applicable redemption date. On and after April 1, 2006, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, to but excluding the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

             Year                                                     Percentage
             ----                                                     ----------

             2006................................................       104.313%


                                       22

             2007................................................       102.875%
             2008................................................       101.438%
             2009 and thereafter.................................       100.000%

            Notwithstanding the foregoing, at any time prior to April 1, 2004, the Company may redeem up to 35% of the initial principal amount of the Notes originally issued with the net proceeds of one or more Qualified Equity Offerings at a redemption price equal to 108.625% of the principal amount of such Notes, plus accrued and unpaid interest to but excluding the redemption date; provided, that at least 65% of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and that such redemption occurs within 60 days following the closing of any such Qualified Equity Offering.

            Section 3.8. Mandatory Redemption.

            The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

            Section 3.9. Asset Sale Offers.

            In the event that the Company shall commence an Asset Sale Offer pursuant to Section 4.16 hereof, it shall follow the procedures specified below:

            The Asset Sale Offer shall remain open for 20 Business Days after the Commencement Date relating to such Asset Sale Offer, except to the extent required to be extended by applicable law (as so extended, the "Offer Period"). No later than one Business Day after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount (the "Offer Amount") of Notes required to be purchased in such Asset Sale Offer pursuant to Sections 3.2 and 4.16 hereof or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

            If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any interest accrued to such Purchase Date shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

            On the Commencement Date of any Asset Sale Offer, the Company shall send or cause to be sent, by first class mail, a notice to each of the Holders, with a copy to the Trustee. Such notice, which shall govern the terms of the Asset Sale Offer, shall contain all instructions and materials necessary to enable the Holders to tender Notes pursuant to the Asset Sale Offer and shall state:

            (1)   that the Asset Sale Offer is being made pursuant to this
                  Section 3.9 and Section 4.16 hereof and the length of time the Asset Sale Offer shall remain open;

            (2)   the Offer Amount, the purchase price and the Purchase Date;

            (3) that any Note not tendered or accepted for payment shall continue to accrue interest;

            (4) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

            (5) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date;

            (6) that Holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the close of business on the Business Day preceding the termination of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder's election to have the Note purchased;

            (7) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

            (8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

            On or before 12:00 noon on each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Notes equal to the Offer Amount, together with accrued interest thereon, to be held for payment in accordance with the terms of this Section 3.9. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, an aggregate principal amount equal to the Offer Amount of Notes and other notes (in accordance with the terms of Section
4.16 of the Indenture) tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes and such other notes or portions thereof tendered, (ii) deliver or cause the Paying Agent or depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.9. The Company, depositary or Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price with respect to the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note, to such Holder, equal in principal amount to any unpurchased portion of such Holder's Notes surrendered. Any Note not accepted in the Asset Sale Offer shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce in a newspaper of general circulation the results of the Asset Sale Offer on the Purchase Date.

            The Asset Sale Offer shall be made by the Company in compliance with all applicable laws, including, without limitation, Regulation 14E of the Exchange Act and the rules thereunder, to the extent applicable, and all other applicable federal and state securities laws.

            Each purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of the second paragraph of Section 3.5 hereof to the extent applicable.

            In the event the amount of Excess Proceeds to be applied to an Asset Sale Offer would result in the purchase of a principal amount of Notes which is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company the portion of such Excess Proceeds that is not necessary to purchase the immediately lesser principal amount of Notes that is so divisible.

Section 2.6. Covenants.

            With respect to the Notes issued under this First Supplemental Indenture, Section (a) below replaces Section 4.2 of the Indenture, Section (m) below replaces Section 4.5 of the Indenture and each other Section is added to
Article IV of the Indenture.

            (a) Reports.

            Section 4.2. Reports. Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes:

            (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and

            (2) all financial information that would be required to be included in a Form 8-K filed with the SEC if the Company were required to file such reports.

In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to investors who request it in writing.

            (b) Restricted Payments.

            Section 4.7. Restricted Payments. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (1) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or such Restricted Subsidiary or dividends or distributions payable to the Company or any Restricted Subsidiary);

            (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

            (3) purchase, redeem or otherwise acquire or retire prior to scheduled maturity for value any Indebtedness that is subordinated in right of payment to the Notes; or

            (4) make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments");

unless, at the time of such Restricted Payment:

                  (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                  (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of Section 4.8 of the Indenture; and

                  (iii) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the 1996 Indenture Date is less than (x) the cumulative EBITDA of the Company, minus 1.75 times the cumulative Consolidated Interest Expense of the Company, in each case for the period (taken as one accounting period) from June 30, 1996, to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus (y) the aggregate net Equity Proceeds received by the Company from the issuance or sale since the 1996 Indenture Date of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests or convertible debt securities sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (z) $2.0 million.

            The foregoing provisions will not prohibit:

            (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

            (2) the redemption, repurchase, retirement or other acquisition or retirement for value of any Equity Interests of the Company in exchange for, or with the net cash proceeds of, the substantially concurrent sale (other than to a Restricted

                  Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock);

            (3) the defeasance, redemption, repurchase, retirement or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes in exchange for, or with the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock);

            (4) the defeasance, redemption, repurchase, retirement or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes in exchange for, or with the net cash proceeds of, a substantially concurrent issue and sale (other than to the Company or any of its Restricted Subsidiaries) of Refinancing Indebtedness;

            (5) the repurchase of any Indebtedness subordinated in right of payment to the Notes at a purchase price not greater than 101% of the principal amount of such Indebtedness in the event of a Change of Control in accordance with provisions similar to the covenant set forth in Section 2.6(l) of the First Supplemental Indenture (Section 4.17 of the Indenture), provided that prior to or contemporaneously with such repurchase the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer; and

            (6) additional payments to current or former employees or directors of the Company for repurchases of stock, stock options or other equity interests, provided that the aggregate amount of all such payments under this clause (6) does not exceed $0.5 million in any year and $2.0 million in the aggregate.

            The Restricted Payments described in clauses (2), (3), (5) and (6) of the immediately preceding paragraph will be Restricted Payments that shall be permitted to be taken in accordance with such paragraph but shall reduce the amount that would otherwise be available for Restricted Payments under clause
(iii) of the first paragraph of this Section, and the Restricted Payments described in clauses (1) and (4) of the immediately preceding paragraph shall be Restricted Payments that shall be permitted to be taken in accordance with such paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the first paragraph of this Section.

            If an Investment results in the making of a Restricted Payment, the aggregate amount of all Restricted Payments deemed to have been made as calculated under the foregoing provision shall be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise) to the extent such net reduction is not included in the Company's EBITDA; provided, however, that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (a) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (b) the initial amount of such Investment.

            If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, such Investment will no longer be counted as a Restricted Payment for purposes of calculating the aggregate amount of Restricted Payments. For the purpose of making any calculations under the Indenture:

            (1) an Investment will include the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and will exclude the fair market value of the net assets of any Unrestricted Subsidiary that is designated as a Restricted Subsidiary;

            (2) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, provided that, in each case, the fair market value of an asset or property is as determined by the Board of Directors in good faith and

            (3) subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Board of Directors, whose good faith determination will be conclusive.

            The Board of Directors may designate a Restricted Subsidiary to be an Unrestricted Subsidiary in compliance with the Section 4.14 of the Indenture. Upon such designation, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments made at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

            (c) Incurrence of Indebtedness and Issuance of Preferred Stock.

            Section 4.8. Incurrence of Indebtedness and Issuance of Preferred Stock. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness and may permit a Restricted Subsidiary to incur Indebtedness if at the time of such incurrence and after giving effect thereto the Leverage Ratio would be less than 6.5 to 1.0.

            The foregoing limitations shall not apply to:

            (1) the incurrence by the Company or any Restricted Subsidiary of Senior Bank Debt in an aggregate amount not to exceed $100.0 million at any one time outstanding;

            (2) the issuance by the Restricted Subsidiaries of Subsidiary Guarantees;

            (3) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

            (4)   the issuance by the Company of the Notes;

            (5) the incurrence by the Company and its Restricted Subsidiaries of Capital Lease Obligations and/or additional Indebtedness constituting purchase money obligations up to an aggregate of $5.0 million at any one time outstanding, provided that the Liens securing such Indebtedness constitute Permitted Liens;

            (6) the incurrence of Indebtedness between (i) the Company and its Restricted Subsidiaries and (ii) the Restricted Subsidiaries;

            (7) Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

            (8) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness arising out of letters of credit, performance bonds, surety bonds and bankers' acceptances incurred in the ordinary course of business up to an aggregate of $5.0 million at any one time outstanding;

            (9) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock; and

            (10) the incurrence by the Company and its Restricted Subsidiaries of Refinancing Indebtedness issued in exchange for, or the proceeds of which are used to repay, redeem, defease, extend, refinance, renew, replace or refund, Indebtedness referred to in clauses (2) through (5) above, and this clause (10) or that was otherwise permitted to be incurred pursuant to the test set forth in the first paragraph of this Section 4.8.

            (d) Liens.

            Section 4.9. Liens. Neither the Company nor any of its Restricted Subsidiaries may directly or indirectly create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) upon any property or assets now owned or hereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income therefrom, unless (a) in the case of any Lien securing any Indebtedness that is subordinate to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (b) in the case of any other Lien, the Notes are equally and ratably secured with the obligation or liability secured by such Lien.

            (e) Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

            Section 4.10. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (1) (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

            (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

            (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

            However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

            (1)   Existing Indebtedness;

            (2) the Credit Agreement as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the date of the Indenture;

            (3)   the Indenture and the Notes;

            (4)   applicable law;

            (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms of the Indenture;

            (6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

            (7) restrictions on the transfer of property subject to purchase money obligations or Capital Lease Obligations otherwise permitted by clause (5) of Section 4.8 of the Indenture;

            (8) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced; or

            (9) any agreement or instrument governing Indebtedness of an Excluded Restricted Subsidiary provided that (i) at the time such agreement or instrument is entered into, such Excluded Restricted Subsidiary and its Restricted Subsidiaries have a Leverage Ratio of less than 6.5 to 1.0 and (ii) neither such Excluded Restricted Subsidiary nor any of its Restricted Subsidiaries shall, directly or indirectly, incur any Indebtedness (including Acquired Debt) unless at the time of such incurrence and after giving effect thereto, the Leverage Ratio for such Excluded Restricted Subsidiary and its Restricted Subsidiaries would be less than 6.5 to 1.0. For purposes of determining the Leverage Ratio under this clause
                  (9) only, all references to the "Company" and its "Restricted Subsidiaries" or similar references in the definition of "Leverage Ratio" and other defined terms necessary to determine the Leverage Ratio shall be deemed to refer to such Excluded Restricted Subsidiary and its Restricted Subsidiaries, respectively.

            (f) Transactions with Affiliates.

                Section 4.11. Transactions with Affiliates. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

            (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a non-Affiliated Person and

            (b)   the Company delivers to the Trustee:

                  (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors and

                  (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing.

            The following items shall not be deemed Affiliate Transactions and therefore, will not be subject to the provisions of the prior paragraph:

            (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

            (2) transactions between or among the Company and/or its Restricted Subsidiaries;

            (3) transactions permitted by the provisions of Section 4.7 of the Indenture; and

            (4) the grant of stock, stock options or other equity interests to employees and directors of the Company and any Restricted Subsidiary in accordance with duly adopted Company stock grant, stock option and similar plans.

            The provisions set forth in clause (b) above shall not apply to sales of inventory by the Company or any Restricted Subsidiary to any Affiliate in the ordinary course of business. The provisions of clause (b) (ii) above shall not apply to loans or advances to the Company or any Restricted Subsidiary from, or equity investments in the Company or any Restricted Subsidiary by, any Affiliate to the extent permitted by the provisions of Section 4.8 of the Indenture.

            (g) Certain Senior Subordinated Debt.

            Section 4.12. Certain Senior Subordinated Debt. The Company shall not incur any Indebtedness that is subordinated or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes. The Company shall not permit any Restricted Subsidiary to incur any Indebtedness that is subordinated or junior in right of payment to its Senior Debt and senior in any respect in right of payment to its Subsidiary Guarantee.

            (h) Additional Subsidiary Guarantees.

            Section 4.13. Additional Subsidiary Guarantees. If any entity (other than an Excluded Restricted Subsidiary) shall become a Restricted Subsidiary after the date of the First Supplemental Indenture, then such Restricted Subsidiary shall execute a supplemental indenture in the form of Exhibit B attached hereto, pursuant to which it shall provide a Subsidiary Guarantee, and deliver an Opinion of Counsel with respect thereto, in accordance with the terms of the Indenture.

            No Restricted Subsidiary (including any Excluded Restricted Subsidiary) shall consolidate with or merge with or into (whether or not such Restricted Subsidiary is the surviving Person), another Person (other than the Company) whether or not affiliated with such Restricted Subsidiary unless:

            (1) subject to the provisions of the immediately following sentence, the Person formed by or surviving any such consolidation or merger (if other than such Restricted Subsidiary) assumes all the obligations of such Restricted Subsidiary under its Subsidiary Guarantee (except in the case of an Excluded Restricted Subsidiary) pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee;

            (2) immediately after giving effect to such transaction, no Default or Event of Default exists; and

            (3) such Restricted Subsidiary, or any Person formed by or surviving any such consolidation or merger, would be permitted to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of Section 4.8 of the Indenture.

In the event of:

            (1) a sale or other disposition of all of the assets of any Restricted Subsidiary, by way of merger, consolidation or otherwise;

            (2) a sale or other disposition of all of the capital stock of any Restricted Subsidiary; or

            (3) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of Section 4.14 of the Indenture,

then such Subsidiary (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Restricted Subsidiary or in the event of the designation of such Restricted Subsidiary as an Unrestricted Subsidiary) or the Person acquiring the property (in the event of a sale or other disposition of all of the assets of such Restricted Subsidiary) will be released and relieved of any obligations under its Subsidiary Guarantee, provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of Section
4.16 of the Indenture.

            (i) Designation of Unrestricted Subsidiaries.

            Section 4.14. Designation of Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary (including any Restricted Subsidiary or any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as:

            (1) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary;

            (2) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity;

            (3) any Investment in such Subsidiary deemed to be made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 4.7 of the Indenture;

            (4) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than (A) those that might be obtained at the time from Persons who are not Affiliates of the Company or (B) administrative, tax sharing and other ordinary course contracts, agreements, arrangements and understandings or obligations entered into in the ordinary course of business; and

            (5) neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other Equity Interests in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results other than as permitted under Section 4.7 of the Indenture.

            Notwithstanding the foregoing, the Company may not designate as an Unrestricted Subsidiary any Subsidiary which, on the 1999 Indenture Date, was a Significant Subsidiary, and may not sell, transfer or otherwise dispose of any properties or assets of any such Significant Subsidiary to an Unrestricted Subsidiary, other than in the ordinary course of business, in each case other than Iron Mountain Global, Inc. and its Subsidiaries (including without limitation Iron Mountain Europe Limited and its Subsidiaries).

            The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if:

            (1) such Indebtedness is permitted under Section 4.8 of the Indenture and

            (2) no Default or Event of Default would occur as a result of such designation.

            (j) Limitation on Sale and Leaseback Transactions.

            Section 4.15. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

            (1) the consideration received in such Sale and Leaseback Transaction is at least equal to the fair market value of the property sold, as determined by a resolution of the Board of Directors and

            (2) the Company or such Restricted Subsidiary could incur the Attributable Indebtedness in respect of such Sale and Leaseback Transaction in compliance with Section 4.8 of the Indenture.

            (k) Asset Sales.

            Section 4.16. Asset Sales. The Company shall not, and shall not permit any of its Restricted Subsidiaries to:

            (1) sell, lease, convey or otherwise dispose of any assets (including by way of a Sale and Leaseback Transaction, but excluding a Qualifying Sale and Leaseback Transaction) other than sales of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company will be governed by the provisions of Section 4.17 of the Indenture and/or the provisions of Section 5.1 of the Indenture and not by the provisions of this Section 4.16); or

            (2) issue or sell Equity Interests of any of its Restricted Subsidiaries that in the case of either clause (1) or (2) above, whether in a single transaction or a series of related transactions:

            (i)   have a fair market value in excess of $2.0 million or

            (ii) result in Net Proceeds in excess of $2.0 million (each of the foregoing, an "Asset Sale"), unless (x) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an Officers' Certificate delivered to the Trustee, and for Asset Sales having a fair market value or resulting in Net Proceeds in excess of $10.0 million, evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or like-kind assets (in each case as determined in good faith by the Company, evidenced by a resolution of the Board of Directors and certified by an Officers' Certificate delivered to the Trustee);

provided, however, that the amount of

            (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets and

            (B) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) or Cash Equivalents, shall be deemed to be cash for purposes of this provision; and provided, further, that the 75% limitation referred to in the foregoing clause (ii) (y) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

            A transfer of assets or issuance of Equity Interests by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary will not be deemed to be an Asset Sale.

            Within 360 days of any Asset Sale, the Company may, at its option, apply an amount equal to the Net Proceeds from such Asset Sale either:

            (1)   to permanently reduce Senior Debt or

            (2) to an investment in a Restricted Subsidiary or in another business or capital expenditure or other long-term/tangible assets, in each case, in the same line of business as the Company or any of its Restricted Subsidiaries was engaged in on the date of the First Supplemental Indenture or in businesses similar or reasonably related thereto.

            Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Bank Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from such Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer to all Holders of the Notes, all holders of the 9 1/8% Notes, the 8 1/4% Notes, the 8 1/8% Notes and the 8 3/4% Notes and the holders of any future Indebtedness ranking pari passu with the Notes, which Indebtedness contains similar provisions requiring the Company to repurchase such Indebtedness (an "Asset Sale Offer"), to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture; provided, however, that prior to making any such Asset Sale Offer, the Company may, to the extent required by the indentures for the 10 1/8% Notes or the 11 1/8% Notes, use such Excess Proceeds to repurchase the 10 1/8% Notes and the 11 1/8% Notes. To the extent that the aggregate amount of Notes and other pari passu Indebtedness (including the 9 1/8% Notes, the 8 1/4% Notes, the 8 1/8% Notes and the 8 3/4% Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and such other Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16 of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

            An Asset Sale Offer shall be made pursuant to the provisions of
Section 3.9 hereof. No later than the date which is five Business Days after the date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall notify the Trustee of such Asset Sale Offer and provide the Trustee with an Officers' Certificate setting forth the calculations used in determining the amount of Net Proceeds to be applied to the purchase of Notes. The Company shall commence or cause to be commenced the Asset Sale Offer on a date no later than 15 Business Days after such notice (the "Commencement Date").

            (l)   Change of Control Offer.

            Section 4.17. Change of Control Offer.

            (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to but excluding the date of repurchase (the "Change of Control Payment").

            Within 30 calendar days following any Change of Control, the Company shall mail a notice to each Holder stating:

            (1) that the Change of Control Offer is being made pursuant to this Section 4.17 and that all Notes tendered shall be accepted for payment;

            (2) the purchase price and the purchase date, which shall be no earlier than 30 calendar days nor later than 60 calendar days from the date such notice is mailed (the "Change of Control Payment Date");

            (3)   that any Note not tendered shall continue to accrue interest;

            (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

            (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the paying agent at the address specified in such notice prior to the close of business on the fifth Business Day preceding the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; and

            (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to the repurchase of the Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.17, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture or the First Supplemental Indenture by virtue of such conflict.

            (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

            (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer;

            (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

            (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company.

            The Paying Agent shall promptly mail to each Holder of Notes so accepted the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this Section 4.17, but in any event within 90 calendar days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.17. The Company shall publicly announce in The Wall Street Journal, or if no longer published, a national newspaper of general circulation, the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.17 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

            (m) Corporate Existence.

            With respect to the Notes issued under this First Supplemental Indenture, Section 4.5 of the Indenture is replaced in its entirety as follows:

            Section 4.5. Corporate Existence.

            Subject to Section 4.13 and Article V of the Indenture, as the case may be, the Company and each of the Restricted Subsidiaries shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of their Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, any such Restricted Subsidiary or any such Subsidiary, as the case may be, and (ii) the rights (charter and statutory), licenses and franchises of the Company, the Restricted Subsidiaries and their respective Subsidiaries; provided, however, that the Company and the Restricted Subsidiaries shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their respective Subsidiaries, if an officer of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Restricted Subsidiaries and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 2.7. Mergers, Consolidations or Sale of Assets.

            With respect to the Notes issued under this First Supplemental Indenture, Section 5.1 of the Indenture is replaced in its entirety as follows:

            Section 5.1. Mergers, Consolidations or Sale of Assets.

            The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

            (1) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

            (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, the First Supplemental Indenture and the Indenture (pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee);

            (3) immediately after such transaction no Default or Event of Default exists; and

            (4) the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, will, at the time of such transaction and after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of Section 4.8 of the Indenture.

Section 2.8. Events of Default.

            With respect to the Notes issued under this First Supplemental Indenture, Section 6.1 of the Indenture is hereby replaced in its entirety as follows:

            Section 6.1. Events of Default.

            Each of the following constitutes an "Event of Default:"

            (1) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of Article XIII of the Indenture);

            (2) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions in Article XIII of the Indenture);

            (3) failure by the Company to comply with Section 4.17 of the Indenture;

            (4) failure by the Company or any Guarantor for 60 days after written notice from the Trustee or Holders of not less than 25% of the aggregate principal amount of the Notes (including the Additional Notes, if any) then outstanding to comply with any of its other agreements in the Indenture, the First Supplemental Indenture, the Notes or the Subsidiary Guarantees (in order to be effective, such notice must be in writing, specify the Default, demand that it be remedied and state that the notice is a "Notice of Default");

            (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee exists on the date of the First Supplemental Indenture or is created thereafter, if:

                  (i) such default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such Indebtedness at final maturity of such Indebtedness and

                  (ii) the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other such Indebtedness that has been accelerated or not paid at maturity, exceeds $10.0 million;

            (6) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgments remain unpaid, undischarged or unstayed for a period of 60 days, provided that the aggregate of all such unpaid, undischaraged or unstayed judgments exceeds $10.0 million;

            (7) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary:

                  (i)   commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) admits in writing that it generally is unable to pay its debts as the same become due;

                  in each case, pursuant to or within the meaning of any Bankruptcy Law; or

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case,

                  (ii) appoints a Custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or for all or substantially all of its property, or

                  (iii) orders the liquidation of the Company or any of its
                        Restricted Subsidiaries that is a Significant
                        Subsidiary,

                  and such order or decree remains unstayed and in effect for 60 days; or

            (9) except as permitted by the Indenture, the First Supplemental Indenture or the Subsidiary Guarantees, any Subsidiary Guarantee issued by a Restricted Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Restricted Subsidiary or any Person acting on behalf of any Restricted Subsidiary shall deny or disaffirm in writing its obligations under its Subsidiary Guarantee.

The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 2.9. Acceleration.

            With respect to the Notes issued under this First Supplemental Indenture, Section 6.2 of the Indenture is hereby replaced in its entirety as follows:

            Section 6.2. Acceleration of Maturity.

            If any Event of Default (other than an Event of Default specified in clauses (7)(i) through (7)(v) and (8) of Section 6.1 of the Indenture relating to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee may declare the unpaid principal of and any interest on all the Notes to be due and payable immediately; provided, however, that if any Obligation with respect to Senior Bank Debt is outstanding pursuant to the Credit Agreement upon a declaration of acceleration of the Notes, the principal, premium, if any, and interest on the Notes will not be payable until the earlier of:

            (1) the day which is five Business Days after written notice of acceleration is received by the Company and the Credit Agent or

            (2) the date of acceleration of the Indebtedness under the Credit Agreement. If an Event of Default specified in clauses (7)(i) through (7)(v) and (8) of Section 6.1 of the Indenture with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary occurs, the principal of, and premium, if any, and any accrued and unpaid interest on all outstanding Notes will become immediately due and payable without further action or notice.

            In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) of Section 6.1 of the Indenture, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in such clause have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days from the date of such declaration and if:

            (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a competent jurisdiction and

            (2) all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

            In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the Make Whole Price or premium, as applicable, that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, the applicable Make Whole Price, or an equivalent premium, as the case may be, shall become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 2.10. Amendments and Waivers.

            With respect to the Notes issued under this First Supplemental Indenture, the following Sections replace in their entirety Sections 9.1, 9.2,
9.3 and 9.5 of the Indenture:

            Section 9.1. Without Consent of Holders.

            Notwithstanding Section 9.2 of the Indenture, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

            (a)   to cure any ambiguity, defect or inconsistency,

            (b) to provide for uncertificated Notes in addition to or in place of certificated Notes,

            (c) to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in the case of a merger or consolidation,

            (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes (including providing for additional Subsidiary Guarantees pursuant to Section 4.13 of the Indenture) or that does not materially adversely affect the legal rights under the Indenture of any such Holder, or

            (e) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.2 of the Indenture, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

            Section 9.2. With Consent of Holders.

            Except as provided Section 9.1 and Section 9.3 of the Indenture, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and, subject to Sections 6.8 and 6.12 of the Indenture) any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

            It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
7.2 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

            Section 9.3. Limitations.

            Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes):

            (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes in a manner adverse to the Holders of the Notes;

            (3) reduce the rate of or change the time for payment of interest on any Note;

            (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

            (5) make any Note payable in money other than that stated in the Notes;

            (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

            (7) waive a redemption payment with respect to any Note (other than a payment required by Section 4.16 and Section 4.17 of the Indenture);

            (8) except pursuant to the Indenture, release any Guarantor from its obligations under its Subsidiary Guarantee, or change any Subsidiary Guarantee in any manner that would materially adversely affect the Holders; or

            (9) make any change in the foregoing amendment and waiver provisions.

            It shall not be necessary for the consent of the Holders of Notes under this Section 9.3 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            Section 9.5. Revocation and Effect of Consents.

            Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

            Any amendment or waiver once effective shall bind every Holder unless it is of the type described in any of clauses (1) through (8) of Section
9.3. In that case, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

Section 2.11. Subsidiary Guarantees.

            With respect to the Notes issued under this Supplemental Indenture,
Article XII of the Indenture shall apply, and the Notes shall constitute a Series to be guaranteed by the Guarantors pursuant to Article XII of the Indenture.

Section 2.12. Legal Defeasance and Covenant Defeasance.

            With respect to the Notes issued under this Supplemental Indenture,
Article VIII of the Indenture shall apply, and the Company shall have the option to effect Legal Defeasance or Covenant Defeasance pursuant to Article VIII of the Indenture. In connection with any Covenant Defeasance, the Company shall be released from its obligations under the covenants specified in Sections 2.6 and
2.7 of this First Supplemental Indenture.

Section 2.13. Subordination.

            (a) With respect to the Notes issued under this Supplemental Indenture, Article XIII of the Indenture shall apply, and the Notes shall be subject to subordination pursuant to Article XIII of the Indenture. In addition, with respect to the Notes issued under this First Supplemental Indenture, the following Sections shall be added to Article XIII of the Indenture.

            (b) Guarantors May Consolidate, etc., on Certain Terms.

            Section 13.27. Guarantors May Consolidate, etc., on Certain Terms.

            No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person whether or not it is affiliated with such Guarantor unless (i) subject to the provisions of
Section 11.28 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under its Subsidiary Guarantee, the Notes and this Indenture,
(ii) immediately after giving effect to such transaction, no Default or Event of Default exists, and (iii) such Guarantor, or any person formed by or surviving any such consolidation or merger, will be permitted to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.8 hereof. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor

Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee in this Indenture and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

            (c) Releases Following Sale of Assets or Designation as Unrestricted Subsidiary.

            Section 13.28. Releases Following Sale of Assets or Designation as
                      Unrestricted Subsidiary.

            In the event of (a) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or (b) a sale or other disposition of all of the capital stock of any Guarantor, or (c) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of Section
4.14 hereof, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor, or in the event of the designation of such Guarantor as an Unrestricted Subsidiary) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of its obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.16 hereof.

                                   ARTICLE 3.

                                  MISCELLANEOUS

Section 3.1. Effect of Headings.

            The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.2. Successors and Assigns.

            All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 3.3. Separability Clause.

            In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.4. Governing Law.

            This First Supplemental Indenture and the Notes created hereby shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflicts of law provisions (other than Section 5-1401 of the New York General Obligations Law) that might cause this First Supplemental Indenture and the Notes to be governed by or construed or enforced in accordance with the laws of any other jurisdiction.

Section 3.5. First Supplement to Supersede Indenture.

            The Indenture, as supplemented by the First Supplemental Indenture, remains in full force and effect as of the date hereof. Notwithstanding the foregoing, to the extent that any provision of the Indenture shall conflict with any provision of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall be deemed controlling and the conflicting provision of the Indenture shall be null and void to the extent of such conflict.

           [The rest of this page has been intentionally left blank.]

            IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed, and attested, all as of the date and year first written above.

                             IRON MOUNTAIN INCORPORATED

                             By: /s/ C. Richard Reese
                                 -----------------------------------------------
                                 Name: C. Richard Reese
                                 Title: Chairman and Chief Executive Officer


                             ARCUS DATA SECURITY, INC.
                             COMAC, INC.
                             DSI TECHNOLOGY ESCROW SERVICES, INC.
                             IM BILLERICA, INC.
                             IRON MOUNTAIN GLOBAL, INC.
                             IRON MOUNTAIN RECORDS MANAGEMENT, INC.
                             IRON MOUNTAIN RECORDS MANAGEMENT OF MICHIGAN, INC.

                             By: /s/ C. Richard Reese
                                 -----------------------------------------------
                                 Name: C. Richard Reese
                                 Title: Chairman and Chief Executive Officer


                             IRON MOUNTAIN/NATIONAL UNDERGROUND STORAGE, LLC IRON MOUNTAIN CONSULTING SERVICES, LLC
                             IRON MOUNTAIN CONFIDENTIAL DESTRUCTION LLC

                             By: Iron Mountain Records Management, Inc.,
                                 its sole Member

                                 By: /s/ C. Richard Reese
                                     -------------------------------------------
                                     Name: C. Richard Reese
                                     Title: Chairman and Chief Executive Officer

                           [Indenture Signature Page]

                             IRON MOUNTAIN GLOBAL LLC

                             By: Iron Mountain Global, Inc., its sole Member

                                 By: /s/ C. Richard Reese
                                     -------------------------------------------
                                     Name: C. Richard Reese
                                     Title: Chairman and Chief Executive Officer


                             ARCUS DATA SECURITY LLC

                             By: Arcus Data Security, Inc., its sole Member

                                 By: /s/ C. Richard Reese
                                     -------------------------------------------
                                     Name: C. Richard Reese
                                     Title: Chairman and Chief Executive Officer


                             THE BANK OF NEW YORK, as Trustee

                             By: /s/ Kisha A. Holder
                                 -----------------------------------------------
                                 Name: Kisha A. Holder
                                 Title: Assistant Treasurer

                  [First Supplemental Indenture Signature Page]

                                                                       Exhibit A

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 [Face of Note]
                    8 5/8% Senior Subordinated Notes due 2013

No. ___________________                                         $_______________

                           IRON MOUNTAIN INCORPORATED

promises to pay to _____________ or registered assigns, the principal sum of ___________________ Dollars on April 1, 2013.

            Interest Payment Dates: April 1 and October 1

            Record Dates: March 15 and September 15

            Dated: April [ ], 2001

            CUSIP No. ________________

                                                IRON MOUNTAIN INCORPORATED


                                                By:   __________________________
                                                Name:
                                                Title:


                                                By:   __________________________
                                                Name:
                                                Title:

                                     (SEAL)

This is one of the Notes
referred to in the within-
mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee


By: __________________________
       Authorized Signature

                                 [Back of Note]
                    8 5/8% Senior Subordinated Notes due 2013

            [INSERT IN GLOBAL NOTES] [This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository.]

            Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. INTEREST. Iron Mountain Incorporated, a Pennsylvania corporation (the "Company") promises to pay interest on the principal amount of this Note at 8 5/8% per annum from April [ ], 2001 until April 1, 2013. The Company shall pay interest, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 1, 2001. The Company shall pay interest (including post-petition interest to the extent allowed in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest to the extent allowed in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. METHOD OF PAYMENT. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

            3. PAYING AGENT, REGISTRAR AND SERVICE AGENT. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent, Registrar and Service Agent. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent, Service Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

            4. INDENTURE. The Company issued the Notes under an Indenture dated as of April 3, 2001 (the "Base Indenture") as supplemented by a First Supplemental Indenture dated as of April 3, 2001 (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes issued under the Indenture are subordinated unsecured obligations of the Company limited to $500,000,000 in aggregate principal amount.

            5. OPTIONAL REDEMPTION.

            Prior to April 1, 2006, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the Make-Whole Price, plus accrued and unpaid interest thereon to the applicable redemption date. At any time on or after April 1, 2006, the Company may redeem any portion of the Notes, in whole or in part, on at least 30 days, but no more than 60 days' notice at the following prices (expressed as a percentage of the principal amount), together with accrued and unpaid interest to, but excluding, the redemption date:

                  Redemption Period                             Redemption Price
                  -----------------                             ----------------

April 1, 2006 to March 31, 2007.............................        104.313%
April 1, 2007 to March 31, 2008.............................        102.875%
April 1, 2008 to March 31, 2009                                     101.438%
April 1, 2009 and thereafter................................        100.000%

            Notwithstanding the foregoing, at any time prior to April 1, 2004, the Company may redeem up to 35% of the initial principal amount of the Notes originally issued with the net proceeds of one or more Qualified Equity Offerings at a redemption price equal to 108.625% of the principal amount of such Notes, plus accrued and unpaid interest to the date of redemption; provided, that at least 65% of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and that such redemption occurs within 60 days following the closing of any such Qualified Equity Offering.

            6. NOTICE OF REDEMPTION.

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at such Holder's address of record. The Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all the Notes held by a Holder are to be redeemed. In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the

Indenture. On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption.

            If this Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the Person in whose name this Note is registered at the close of business on such Record Date.

            7. MANDATORY REDEMPTION. Except as set forth in paragraph 8 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.

            8. REPURCHASE AT OPTION OF HOLDER. This Note is subject to purchase at the option of the Holder upon the circumstances set forth in Sections 3.9,
4.16 and 4.17 of the Indenture.

            9. SUBORDINATION. The payment of the principal of, interest on or any other amounts due on the Notes is subordinated in right of payment to all existing and future Senior Debt of the Company, as described in the Indenture. Each Holder, by accepting a Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

            10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.

            11. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent, the Company and the Guarantors may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and none of the Trustee, any Agent, the Company or any Guarantor shall be affected by notice to the contrary. The registered Holder of a Note may be treated as its owner for all purposes.

            12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture with respect to the Notes or the Notes may be amended or supplemented with the written consent of the Holders of a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture with respect to the Notes or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes (including, in each case, Additional Notes, if any). Without the consent of any Holder of the Notes, the Indenture with respect to the Notes or the Notes may be amended or supplemented to, in addition to other events more fully described in the Indenture, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes in the case of a merger or consolidation, make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder, or comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

            13. DEFAULTS AND REMEDIES. An Event of Default with respect to the Notes includes: the default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture); the default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); the failure by the Company to comply with Section 4.17 of the Indenture; the failure by the Company or any Guarantor for 60 days after written notice from the Trustee or Holders of not less than 25% of the aggregate principal amount of the Notes (including Additional Notes, if any) outstanding to comply with any of its other agreements in the Indenture, Notes or the Subsidiary Guarantees; the default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee exists on the date of the Indenture or is created thereafter, if: (i) such default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such Indebtedness at final maturity of such Indebtedness and (ii) the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other such Indebtedness that has been accelerated or not paid at maturity, exceeds $10.0 million; the failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments remain unpaid, undischarged or unstayed for a period of 60 days; certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; or except as permitted by the Indenture or the Subsidiary Guarantees, any Subsidiary Guarantee issued by a Restricted Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Restricted Subsidiary or any Person acting on behalf of any Restricted Subsidiary shall deny or disaffirm in writing its obligations under its Subsidiary Guarantee.

            If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes (including Additional Notes, if any) may declare all the Notes to be due and payable immediately; provided, however, that if any Obligation with respect to Senior Bank Debt is outstanding pursuant to the Credit Agreement upon a declaration of acceleration of the Notes, the principal, premium, if any, and interest on the Notes will not be payable until the earlier of: (1) the day which is five business days after written notice of acceleration is received by the Company and the Credit Agent or (2) the date of acceleration of the Indebtedness under the Credit Agreement. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary, the principal of, and premium, if any, and any accrued and unpaid interest on all outstanding Notes will become due and payable without further action or notice. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.1(5) of the Indenture, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in such section have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days from the date of such declaration and if: (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a competent jurisdiction and (2) all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

            Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or

Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take thereto.

            14. SUBSIDIARY GUARANTEES. Payment of principal of, premium, if any, and interest (including interest on overdue principal, premium, if any, and interest, if lawful) on the Notes is guaranteed on an unsecured, senior subordinated basis by the Guarantors pursuant to Article XII of the Indenture.

            15. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            16. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantor shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note and the related Subsidiary Guarantees waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                   Iron Mountain Incorporated
                   745 Atlantic Avenue
                   Boston, Massachusetts 02111
                   Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: __________

Your Signature: ________________________________________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased by the Company pursuant to Section 4.16 or 4.17 of the Indenture, check the box below:

                  |_| Section 4.16

                  |_| Section 4.17

            If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.16 or 4.17 of the Indenture, state the amount you elect to have purchased: $________


Date: __________                 Your Signature: _______________________________
                                 (Sign exactly as your name appears on the Note)

                                 Tax Identification No.: _______________________

Signature Guarantee:

                         SCHEDULE OF EXCHANGES OF NOTES

            The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                      Principal Amount of       Signature of
                      Amount of decrease    Amount of increase in      this Global Note       authorized office
                      in Principal Amount    Principal Amount of        following such          of Trustee or
Date of Exchange      of this Global Note      this Global Note     decrease (or increase)      Service Agent
----------------      -------------------      ----------------     ----------------------      -------------

                                    EXHIBIT B

       FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY FUTURE GUARANTORS

            SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, _____, between __________________ (the "Guarantor"), a subsidiary of Iron Mountain Incorporated (or its successor), a Pennsylvania corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

            WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of April 3, 2001, as supplemented by the First Supplemental Indenture, dated as of April 3, 2001 (the indenture, as so supplemented, the "Indenture") providing for the issuance of an aggregate principal amount of $225,000,000 of 8"% Senior Subordinated Notes due 2013 (the "Notes");

            WHEREAS, Section 4.13 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

            WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      2. AGREEMENT TO GUARANTEE. The Guarantor hereby agrees that its obligations to the Holder and the Trustee pursuant to this Subsidiary Guarantee shall be as expressly set forth in Article XII of the Indenture and in such other provisions of the Indenture as are applicable to the Guarantors (including, without limitation, Article XIII of the Indenture), and reference is made to the Indenture for the precise terms of this Supplemental Indenture. The terms of Article XII of the Indenture and such other provisions of the Indenture (including, without limitation, Article XIII of the Indenture) as are applicable to the Guarantors are incorporated herein by reference.

      3. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

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            (a) If an Officer whose signature is on this Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Note, the Subsidiary Guarantee shall be valid nevertheless.

            (b) The delivery of any Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Guarantor.

      4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder of the Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

      5. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture and the Subsidiary Guarantee.

      6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.


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            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first above written.

Dated: _______________, _______
                                          [Guarantor]

                                          By: __________________________________
                                              Name:
                                              Title:

Dated: _______________, _______
                                          The Bank of New York

                                          By: __________________________________
                                              Name:
                                              Title:


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